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                                                                 Exhibit 21

                         Subsidiaries of the Registrant

           Name of Subsidiary                           State of Incorporation
           ------------------                           ----------------------

         Andrea ANC Manufacturing Inc.                            Delaware
         Andrea Digital Technologies, Inc.                        Delaware
         Andrea Direct Marketing Inc.                             Delaware
         Andrea Electronics Europe Inc.                           Delaware
         Andrea Marketing Inc.                                    Delaware
         Lamar Signal Processing, Ltd.                            Israel